UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) was held on August 12, 2015. At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1.    Election of Directors.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Deborah A. Bonanni	27,329,697	128,853	4,792,904
William I. Campbell	23,284,164	4,174,386	4,792,904
Pierre A. Chao	27,329,747	128,803	4,792,904
John G. Hannon	23,283,613	4,174,937	4,792,904
Kenneth A. Minihan	27,328,834	129,716	4,792,904
Arthur L. Money	23,283,845	4,174,705	4,792,904
Caroline S. Pisano	27,333,065	125,485	4,792,904
Mark A. Willard	27,275,644	182,906	4,792,904

2.	Ratification of the Appointment of Grant Thornton, LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2015.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
32,083,953	139,940	27,561	0

3.	Ratification and Approval of an Amendment to the 2013 Stock Incentive Plan.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
20,072,429	7,375,717	10,404	4,792,904

4.	Approval, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
9,187,073	18,187,805	83,672	4,792,904

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: August 13, 2015	Philip L. Calamia
Chief Financial Officer